                                                                     EXHIBIT 4.1

                               PURCHASE AGREEMENT

            THIS AGREEMENT is made as of the ____ day of December, 2004, by and between Genitope Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 525 Penobscot Drive, Redwood City, CA 94063 and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

            IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

            SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 4,000,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company.

            SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms and conditions of this Agreement, sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

Number of Shares               Price Per                    Aggregate
to Be Purchased             Share In Dollars              Purchase Price
----------------            ----------------              --------------

            The Company proposes to enter into substantially this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the shares of Common Stock to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean W.R. Hambrecht + Co., LLC.

            SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur as soon as practicable (and in any event within 3 business days) following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 at a time (the "Closing Date") to be agreed upon by the Company and the Placement Agent.

            At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Shares being purchased hereunder by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2

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above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement becomes effective. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.

            The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) evidence reasonably satisfactory to the Purchaser that the Commission has notified the Company of the Commission's willingness to declare the Registration Statement effective on or prior to the 90th day after the date such Registration Statement was filed by the Company; and (b) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

            SECTION 4. Representations, Warranties and Covenants of the Company. Except as otherwise disclosed in or contemplated by the Confidential Private Placement Memorandum dated December 3, 2004, including all exhibits, supplements and amendments thereto (the "Private Placement Memorandum"), the Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

            4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). The Company has no subsidiaries and does not own any capital stock or other equity securities in any other entity, except instruments or interests held by the Company solely for investment.

            4.2 Authorized Capital Stock. The Company had the duly authorized and validly issued outstanding capitalization as set forth under the heading "Capitalization" in the Private Placement Memorandum as of the date set forth therein; the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive rights, rights of first refusal or similar rights, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as created by the Agreements or otherwise disclosed in or contemplated by the Private Placement Memorandum, the Company does not have any outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled to any preemptive or other rights to subscribe for any of the Shares.

            4.3 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase any shares exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act, in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

            4.4 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The Agreement has been duly authorized, executed and delivered by the Company. The execution and performance of the Agreements by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company and will not result in the creation of any lien, charge, or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any mortgage, deed of trust, lease, franchise, license, indenture, or other agreement to which the Company or its properties may be bound and in each case which would have a Material Adverse Effect or, to the Company's knowledge, any statute or any judgment, decree, order, rule or regulation applicable to the Company of any court or any regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties which would have a Material Adverse Effect. This Agreement, assuming it is a binding agreement of the Purchaser, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, the indemnification provisions set forth in
Section 7.3 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws. For the purposes of this Agreement the term "Material Adverse Effect" shall mean a material adverse effect on the financial condition, properties, business, or results of operations of the Company, except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects do not adversely affect the Company in a disproportionate manner, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

            4.5 Accountants. PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is attached as an exhibit to, and made a part of the Private Placement Memorandum and incorporated by reference into the Registration Statement and the Prospectus (as defined in Section 7.3 hereof) which forms a part thereof, were independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

            4.6 No Defaults. The Company is not, nor with the giving of notice or lapse of time or both will it be, in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, or other instrument to which it is a party or by which it or any of its properties are bound, except such defaults which individually or in the aggregate would not cause a Material Adverse Effect.

            4.7 Contracts. The material contracts to which the Company is a party that are filed as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2003 and any Current Reports on Form 8-K or Quarterly Reports on Form 10-Q filed subsequent thereto with the Commission by the Company have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

            4.8 No Actions. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and to the Company' s knowledge, no labor disturbance by the employees of the Company exists, or, to the Company's knowledge is imminent, which might reasonably be expected to have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree, or order of any court, regulatory body administrative agency or other governmental body which might reasonably be expected to have a Material Adverse Effect.

            4.9 Properties. The Company has good and marketable title to all the properties and assets described as owned by it in the financial statements included in the Private Placement Memorandum free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business. Except as disclosed in the Private Placement Memorandum, the Company owns or leases all such properties as are necessary to its operations as now conducted.

            4.10 No Material Change. Since September 30, 2004 and except as described in or specifically contemplated by the Private Placement Memorandum,
(i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock; (iii) there has not been any material change in the capital stock of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (iv) there has not occurred any event which has caused a Material Adverse Effect.

            4.11 Intellectual Property. Except as disclosed in the Private Placement Memorandum, the Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Intellectual Property") necessary for the conduct of its business as described in the Private Placement Memorandum. Except as disclosed in the Private Placement Memorandum, to the Company's knowledge, no claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property.

            4.12 Compliance. Except as disclosed in the Private Placement Memorandum, the Company has not been advised, nor does it have any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

            4.13 Taxes. The Company has filed all required federal, state and local income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

            4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

            4.15 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

            4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.

            4.17 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility of the types and in the amounts and with such deductibles as is customary for companies in the same or similar business, all of which insurance is in full force and effect.

            4.18 Additional Information. The information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, as of the date thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:

            (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

            (b) the Company's Definitive Proxy Statement for Annual Meeting of Stockholders held on June 11, 2004;

            (c) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

            (d) the Company's Current Reports on Form 8-K filed with the Commission on May 5, 2004 and September 22, 2004;

            (e) the Private Placement Memorandum, including all addenda and exhibits thereto, other than the Agreement and appendices and exhibits hereto; and

            (f) all other documents, if any, filed by the Company with the Commission since December 31, 2003 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            4.19 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

            4.20 Legal Opinion. As a condition to the Purchaser's obligation to purchase the Shares, Cooley Godward LLP shall have delivered its legal opinion to the Placement Agent in a form reasonably satisfactory to the Placement Agent and counsel to the Placement Agent. Such opinion shall also state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

            4.21 Certificate. At the Closing, the Company will deliver to the Purchasers a certificate executed by the Chairman of the Board or Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has in all material respects complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

            4.22 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and has filed all reports required thereby. Provided none of the Purchasers is deemed to be an underwriter with respect to any shares, the Company is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act.

            4.23 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares as described under "Use of Proceeds" in the Private Placement Memorandum.

            4.24 Non-Public Information. The Company has not disclosed to the Purchaser, whether in the Private Placement Memorandum or otherwise, information that would constitute material non-public information as of the Closing Date other than the existence of the transaction contemplated hereby.

            4.25 Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated, which consent shall not be unreasonably withheld.

            4.26 Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors, on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings.

            4.27 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to posses currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

            4.28 Financial Statements. The financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings fairly present the financial position, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

            4.29 Listing. The Company shall comply with all requirements of the Nasdaq National Market with respect to the issuance of the Shares and shall cause Shares to be quoted on the Nasdaq National Market and listed on any other exchange on which the Company's shares of common stock are listed on or before the first date that the Registration Statement is declared effective by the Commission.

            4.30 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and the Company's principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

            4.31 Brokers' Fees. The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the fee that will be paid to the Placement Agent.

            4.32 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan"; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            4.33 Unlawful Payments. Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

            4.34 Extensions of Credit. Since December 31, 2003, the Company has not, directly or indirectly extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer in violation of Section 13(k) of the Exchange Act.

            SECTION 5. Representations, Warranties and Covenants of the
Purchaser.

            (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, has reviewed the Private Placement Memorandum carefully and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws;
      (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vii) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

            (b) The Purchaser acknowledges and understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

            (c) For the benefit of the Company, the Purchaser previously agreed orally with the Placement Agent to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser's confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Purchase Agreement, or any other offering materials, in whole or in part, or divulging or discussing any of their contents. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of a press release or press releases describing this offering. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

            (d) The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

            (e) The Purchaser understands that its investment in the Shares involves a significant degree of risk including a risk of total loss of Purchaser's investment, and the Purchaser has full cognizance of and understands all of the risk factors related to Purchaser's purchase of the Shares, including, but not limited to, those set forth under the caption "Risk Factors" in the Private Placement Memorandum. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

            (f) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

            (g) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

            (h) The certificates representing the Shares will be subject to a stop transfer order with the Company's transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements, in the form attached as Exhibit A hereto.

            (i) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

            (j) The Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser's Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and
      (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the

      Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

      (k) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of the Agreement by Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies), and except as rights to indemnity or contribution (including, but not limited to, the indemnification provisions set forth in Section 7.3 of this Agreement) may be limited by federal or state securities law or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement. The Company shall use its commercially reasonable efforts to ensure that the Purchasers shall not be prohibited from selling Shares under the Registration Statement for more than 60 days during any twelve-month period.

            (l) The Purchaser further represents and warrants to, and covenants with, the Company that it has not engaged in any short selling of the Company's securities, or established or increased any "put equivalent position" as defined in Rule 16(a)-1(h) under the Exchange Act with respect to the Company's securities, within the past 10 trading days.

            SECTION 6. Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. All representations and warranties, made by the Company herein shall terminate at the Closing.

            SECTION 7. Registration of the Shares; Compliance with the Securities Act.

            7.1 Registration Procedures and Expenses. Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement, as further described in Section 5(j) hereof, the Company shall:

            (a) as soon as practicable, but in no event later than two business days after the date that the Agreements are executed prepare and file with the Commission the Registration Statement on Form S-3 relating to the resale of the Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

            (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 60 days, but not more than 90 days, after the Registration Statement is filed by the Company;

            (c) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of
                  (i) two years after the effective date of the Registration Statement, (ii) such time as all of the Shares have been sold pursuant to the Registration Statement, (iii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, or (iv) such time as all shares purchased by such Purchaser under this Agreement have been sold;

            (d) so long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

            (e) use its reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

            (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any, in connection with the offering of the Shares pursuant to the Registration Statement;

            (g) advise the Purchasers (via email addressed listed in Section 9(b)) on the same date that: (i) the prospectus or any prospectus supplement or post effective amendment has been filed, and, with respect to the Registration Statement or any post effective amendment thereto, when the same has become effective; (ii) the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Securities and Exchange Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such shares under state securities or "blue sky" laws; and the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other order; and (iii) the Company shall receive notice or obtain knowledge of the existence of any fact or the happening of any event that makes any statement of a material fact in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or which results in an omission of a material fact necessary in order to make the statement contained therein in light of the circumstances in which it was made not misleading; and

            (h) in order to enable the Purchasers to sell the Shares under Rule 144 to the Securities Act, for a period of two years from Closing, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.

            It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.1 that the Purchaser shall furnish to the Company such information reasonably requested by the Company in writing regarding the Purchaser and the Shares to be sold by Purchaser.

            The Company understands that the Purchaser disclaims being an underwriter. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.

            7.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

            7.3 Indemnification. For the purpose of this Section 7.3:

            (i) the term "Purchaser/Affiliate" shall mean any affiliates of the Purchaser and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

            (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 of this Agreement.

            (a) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or such Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any subsequent amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5(j) or 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

            (b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5(j) or 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser's aggregate liability under this Section 7 shall not exceed the amount of proceeds received by such Purchaser on the sale of the Shares pursuant to the Registration Statement.

            (c) Promptly after receipt by an indemnified party under this
      Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party, based upon the advice of such indemnified party's counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party representing the indemnified parties who are parties to such action, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent.

            (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

            7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5(j) or Section 7.2 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

            7.5 Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

            SECTION 8. Broker's Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

            SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

            (a)   if to the Company, to:

                  Dan W. Denney, Jr., Ph.D.
                  Genitope Corporation
                  525 Penobscot Drive
                  Redwood City, CA 94063
                  Facsimile: (650) 472-2145
                  with a copy to:

                  Suzanne Sawochka Hooper
                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA 94306
                  Facsimile: (650) 849-7400

                  or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

            SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

            SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

            SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

            SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

            SECTION 16. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

            SECTION 17. Parties. This agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.3, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor and assigns" shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                       GENITOPE CORPORATION

                                       By: _____________________________________
                                              Name: Dan W. Denney, Jr., Ph.D.
                                              Title:  Chief Executive Officer

Print or Type:

                                       Name of Purchaser
                                       (Individual or Institution):

                                       _________________________________________
                                       Name of Individual representing
                                       Purchaser (if an Institution):

                                       _________________________________________
                                       Title of Individual representing
                                       Purchaser (if an Institution):

Signature by:                          _________________________________________

                                       Individual Purchaser or Individual
                                       representing Purchaser:

                                       _________________________________________

                                       Address:   ______________________________

                                       Telephone: ______________________________

                                       Facsimile: ______________________________

                                    EXHIBIT A

                          [LETTER TO TRANSFER AGENT --
                 DELIVERABLE TO Morrison & Foerster AT CLOSING]

___________ __, 2004

[Transfer Agent]
[Address]
[Address]
Attention:

         Re:  Genitope Corporation ( the "Company") PIPE Transaction

Dear Ladies and Gentlemen:

            ___________________, a purchaser in the Genitope Corporation PIPE transaction, understands that, the shares of common stock were offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and that the Company is relying on the truth and accuracy of, and compliance by each purchaser with, the representations, warranties, agreements, acknowledgements and understandings made by the purchaser pursuant to Section 5 of that certain Purchase Agreement, dated on or about December __, 2004 (the "Purchase Agreement") as executed by the Company and the purchaser.

            In connection therewith, we hereby covenant with the Company not to make any sale of the shares without complying in all material respects with the provisions of the Purchase Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. We agree with the Company that the shares will be transferable only upon the delivery to the transfer agent of the Purchaser's Certificate of Subsequent Sale pursuant to the Registration Statement (included as an appendix to the Purchase Agreement). We acknowledge receipt of the shares, free of restrictive legend, in recognition of the fact that a registration statement relating to their resale by us from time to time has been declared effective, subject to these limitations on transferability. We further understand that you will be relying on our representations and covenants made in the Purchase Agreement and in this letter.

Sincerely,

By:_______________________
     Name:
     Title:

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)

A. Complete the following items on BOTH Purchase Agreements:

      1.    Page [21] - Signature:

            (i)   Name of Purchaser (Individual or Institution)

            (ii)  Name of Individual representing Purchaser (if an Institution)

            (iii) Title of Individual representing Purchaser (if an Institution)

            (iv) Signature of Individual Purchaser or Individual representing Purchaser

      2.    Appendix I - Stock Certificate Questionnaire:

            Provide the information requested by the Stock Certificate Questionnaire and Registration Statement Questionnaire.

      3. Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to:

                  W.R. Hambrecht + Co., LLC
                  539 Bryant Street, Suite
                  100 San Francisco, California 94107
                  Attention: John Schneider
                  Facsimile: (415) 551-3242

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

            (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

            (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

Appendix I

                              GENITOPE CORPORATION
                         STOCK CERTIFICATE QUESTIONNAIRE

            Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.    The exact name that your Shares are to be
      registered in (this is the name that will
      appear on your stock certificate(s)). You
      may use a nominee name if appropriate:             _______________________

2.    The relationship between the Purchaser of
      the Shares and the Registered Holder
      listed in response to item 1 above:                _______________________

3.    The mailing address of the Registered
      Holder listed in response to item 1
      above:                                             _______________________

                                                         _______________________

                                                         _______________________

                                                         _______________________

4.    The Social Security Number or Tax
      Identification Number of the Registered
      Holder listed in response to item 1
      above:                                             _______________________

Appendix I

                              GENITOPE CORPORATION
                      REGISTRATION STATEMENT QUESTIONNAIRE

            In connection with the preparation of the Registration Statement, please provide us with the following information:

      1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

      2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions, and provide the number of shares that you have or your organization has the right to acquire within 60 days of the Closing:

      3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                  _____ Yes                      _____ No

            If yes, please indicate the nature of any such relationships below:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

      4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

                  Answer:               _____ Yes                   _____ No

If "yes," please describe below

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

            Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

            Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

            Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

                                                                     APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of or other person duly authorized by]

________________________________________________________________________________
[fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on [date] in accordance with Registration

Statement number  ______________________________________________________________
                  [fill in the number of or otherwise identify Registration Statement]

and the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser
(Individual or
Institution):              ___________________________________

Name of Individual
representing
Purchaser (if an
Institution)               ___________________________________

Title of Individual
representing
Purchaser (if an
Institution):              ___________________________________

Signature by:

Individual Purchaser
or Individual repre-
senting Purchaser:         ___________________________________